SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[X]	Definitive Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

SONUS PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	Fee not required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

SONUS PHARMACEUTICALS, INC.
22026 20th Avenue S.E.
Bothell, Washington 98021

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
April 23, 2002

TO THE STOCKHOLDERS OF SONUS PHARMACEUTICALS, INC.:

     The Annual Meeting of Stockholders of Sonus Pharmaceuticals, Inc. (the “Company”) will be held at the Washington Athletic Club, 1325 Sixth Avenue, Seattle, Washington, on April 23, 2002, at 9:00 A.M., for the following purposes as more fully described in the accompanying Proxy Statement:

(1)	To elect the following five (5) nominees to serve as directors until the next annual meeting of stockholders or until their successors are elected and have qualified:

Michael A. Martino George W. Dunbar, Jr. Christopher S. Henney, Ph.D., D.Sc	Robert E. Ivy Dwight Winstead

(2)	To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2002; and

(3)	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     Only stockholders of record at the close of business on March 1, 2002 are entitled to vote at the Annual Meeting or any adjournment or postponement thereof.

By Order of the Board of Directors

Michael A. Martino President and Chief Executive Officer

March 11, 2002

     YOUR VOTE IS IMPORTANT. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING YOU SHOULD COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY. Any stockholder present at the meeting may withdraw his or her proxy and vote personally on each matter brought before the meeting. Stockholders attending the meeting whose shares are held in the name of a broker or other nominee who desire to vote their shares at the meeting should bring with them a proxy or letter from that firm confirming their ownership of shares.

INTRODUCTION
VOTING SECURITIES
PROPOSAL ONE -- ELECTION OF DIRECTORS
REPORT OF THE COMPENSATION COMMITTEE
REPORT OF THE AUDIT COMMITTEE
STOCK PERFORMANCE GRAPH
PROPOSAL TWO -- RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
STOCKHOLDER PROPOSALS
OTHER MATTERS
PROXY

SONUS PHARMACEUTICALS, INC.
22026 20th Avenue S.E.
Bothell, Washington 98021

_________________________

PROXY STATEMENT
_________________________

INTRODUCTION

     This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Sonus Pharmaceuticals, Inc., a Delaware corporation (the “Company”), for use at its Annual Meeting of Stockholders (“Annual Meeting”) to be held on April 23, 2002, at 9:00 A.M., at the Washington Athletic Club, 1325 Sixth Avenue, Seattle, Washington. This Proxy Statement and the accompanying proxy are being mailed to stockholders on or about March 15, 2002. The Company has retained the services of Corporate Investor Communications, Inc. to assist in soliciting proxies from brokers and nominees for the Annual Meeting. The estimated costs for these services is $5,000 and will be borne by the Company. It is contemplated that this solicitation of proxies will be made primarily by mail; however, if it should appear desirable to do so in order to ensure adequate representation at the meeting, directors, officers and employees of the Company may communicate with stockholders, brokerage houses and others by telephone, telegraph or in person to request that proxies be furnished and may reimburse banks, brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners of the shares held by them. All expenses incurred in connection with this solicitation shall be borne by the Company.

     Holders of shares of Common Stock of the Company (“stockholders”) who execute proxies retain the right to revoke them at any time before they are voted. Any proxy given by a stockholder may be revoked or superseded by executing a later dated proxy, by giving notice of revocation to the Secretary, Sonus Pharmaceuticals, Inc., 22026 20th Avenue S.E., Bothell, Washington 98021 in writing prior to or at the meeting or by attending the meeting and voting in person. A proxy, when executed and not so revoked, will be voted in accordance with the instructions given in the proxy. If a choice is not specified in the proxy, the proxy will be voted “FOR” the nominees for election of directors named in this Proxy Statement and “FOR” the ratification of Ernst & Young LLP as the Company’s independent auditors.

VOTING SECURITIES

     The shares of Common Stock, $.001 par value, constitute the only outstanding class of voting securities of the Company. Only the stockholders of the Company of record as of the close of business on March 1, 2002 (the “Record Date”) will be entitled to vote at the meeting or any adjournment or postponement thereof. As of the Record Date, there were 13,636,499 shares of Common Stock outstanding and entitled to vote. No shares of the Company’s preferred stock, $0.001 par value, were outstanding. A majority of shares entitled to vote represented in person or by proxy will constitute a quorum at the meeting. Each stockholder is entitled to one vote for each share of Common Stock held as of the Record Date. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for the purpose of determining whether a quorum is present. Abstentions will be treated as shares present and entitled to vote for purposes of any matter requiring the affirmative vote of a majority or other proportion of the shares present and entitled to vote. With respect to shares relating to any proxy as to which a broker non-vote is indicated on a proposal, those shares will not be considered present and entitled to vote with respect to any such proposal. Abstentions or broker non-votes or other failures to vote will have no effect in the election of directors, who will be elected by a plurality of the affirmative votes cast. With respect to any matter brought before the Annual Meeting requiring the affirmative vote of a majority or other proportion of the outstanding shares, an abstention or broker non-vote will have the same effect as a vote against the matter being voted upon.

     All stockholders entitled to vote at the Annual Meeting may cumulate the votes in the election of directors. With cumulative voting, each stockholder is entitled to a number of votes as shall equal the number of votes which the stockholder would be entitled to cast for the election of directors with respect to the stockholder’s shares of stock multiplied by the number of directors to be elected by the stockholders, and each stockholder may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as the stockholder may see fit. However, no stockholder will be entitled to cumulate votes unless the name of the candidate or candidates for whom such votes would be cast has been placed in nomination prior to voting, and any stockholder has given notice, at the meeting and prior to commencement of voting, of such stockholder’s intention to cumulate votes. Otherwise, the proxies solicited by the Board of Directors confer discretionary authority in the proxy holders to cumulate votes so as to elect the maximum number of nominees.

PROPOSAL ONE

ELECTION OF DIRECTORS

     Currently, there are five (5) members of the Board of Directors. Directors are elected at each annual stockholders’ meeting to hold office until the next annual meeting or until their successors are elected and have qualified. Unless otherwise instructed, the proxy holders named in the enclosed proxy will vote the proxies received by them for the five (5) nominees named below. All of the nominees presently are directors of the Company.

     If any nominee becomes unavailable for any reason before the election, the enclosed proxy will be voted for the election of such substitute nominee or nominees, if any, as shall be designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unavailable to serve.

     Under Delaware law, the five (5) nominees receiving the highest number of votes will be elected as directors at the Annual Meeting. As a result, proxies voted to “Withhold Authority,” which will be counted, and broker non-votes, which will not be counted, will have no practical effect.

     The names and certain information concerning the five (5) nominees for election as directors are set forth below. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW.

Name	Age	Position with the Company

Michael A. Martino	46	President, Chief Executive Officer and Director
George W. Dunbar, Jr.	55	Director, Co-Chairman of the Board
Christopher S. Henney, Ph.D., D.Sc	61	Director
Robert E. Ivy	68	Director, Co-Chairman of the Board
Dwight Winstead	53	Director

     Michael A. Martino joined the Company in September 1998 as President, Chief Operating Officer and a director and was appointed Chief Executive Officer in July 1999. From 1983 to 1998, Mr. Martino held numerous positions of increasing responsibility in strategic planning, business development, marketing and sales, and general management with Mallinckrodt, Inc., a global healthcare products company, including serving as Vice President and General Manager of the Nuclear Medicine Division where he was responsible for annual revenues of approximately $250 million. Mr. Martino holds a B.A. in business from Roanoke College and an M.B.A. from Virginia Polytechnic Institute.

     George W. Dunbar, Jr. was elected as a director of the Company in November 1997 and co-chairman of the board in July 1999. Mr. Dunbar is currently the Chief Executive Officer and a director of Epic Therapeutics, Inc, a privately held drug delivery company. Mr. Dunbar is a founding member of iCEO, a service provider of interim senior management, where he was acting CEO of CytoTherapeutics and Stem Cells, Inc. From 1991 until 1999, Mr. Dunbar was President, Chief Executive Officer and a director of Metra Biosystems, Inc., a company developing products for osteoporosis management. From 1988 until 1991, he was the Vice President of Licensing and Business Development of the Ares-Serono Group, a Swiss health care company. Previously, Mr. Dunbar held various senior management positions with Amersham International, a health care and life sciences company, including General Manager of Amersham’s life sciences business in the U.S. and General Manager, Eastern Region responsible for all Pacific Rim markets. Mr. Dunbar also serves as a director of Competitive Technologies, Metrika, and Repair, Inc. Mr. Dunbar holds a B.S. in electrical engineering and an M.B.A. from Auburn University and sits on the Auburn School of Business M.B.A. Advisory Board.

     Christopher S. Henney, Ph.D., D.Sc. was elected as a director of the Company in February 1999. Since May 1995, Dr. Henney has been Chief Executive Officer and a director of Dendreon Corporation, a biotechnology company. From 1989 to 1995, Dr. Henney served as Executive Vice President, Scientific Director and a director of ICOS and from 1981 to 1989 he served as a director, Vice Chairman and Scientific Director of Immunex. Immunex and ICOS are each biotechnology companies that were co-founded by Dr. Henney. Dr. Henney received his Ph.D. in experimental pathology and a D.Sc. in immunology from the University of Birmingham. Dr. Henney has held faculty positions at Johns Hopkins University, the University of Washington and the Fred Hutchinson Cancer Research Center, where he was the first Head of Basic Immunology. He is the author of more than 200 published articles in the field of immunology and has been editor of a number of scientific journals and has served on several scientific advisory boards. He is a former section editor of Journal of Immunology and chairman of the American Cancer Society’s Advisory Committee on Immunology and Immunotherapy. Dr. Henney also serves as a director of Techne Corporation.

     Robert E. Ivy was elected as a director of the Company in February 1999 and co-chairman of the board in July 1999. Since October 1999, Mr. Ivy has been the President of Insight, Inc. From 1987 until 1999, Mr. Ivy served as Chief Executive Officer, President and Chairman of the Board of Ribi ImmunoChem, a biopharmaceutical company, which was acquired by Corixa Corporation in October 1999. Prior to joining Ribi ImmunoChem, Mr. Ivy served as President, Chief Executive Officer and a director of Oncogene Science, Inc.; President, Chief Executive Officer and a director of Berlex Laboratories, Inc. (a subsidiary of Schering A.G.); and President of the U.S.V. Pharmaceutical Division of Revlon Health Care Group. Mr. Ivy began his career with G.D. Searle & Co. in sales and marketing rising to the position of Vice President, Marketing and Sales. Mr. Ivy holds a B.S. in Chemistry and Biology from Northwestern University and attended Northwestern University Medical School.

     Dwight Winstead has served as a director of the Company since July 1995. Mr. Winstead is currently President of Cardinal Health Provider Pharmacy Services, a hospital pharmacy management company and a subsidiary of Cardinal Health, Inc. From 1991 to 1997, Mr. Winstead served as Executive Vice President of VHA, Inc., a performance improvement company serving more than 1,200 health care organizations in the United States. Prior to his promotion to Executive Vice President, Mr. Winstead served in various capacities of VHA Supply Company, a subsidiary of VHA, Inc., including Vice President, Sales and Marketing, Senior Vice President, Chief Operating Officer and President from 1987 to 1991. Prior to joining VHA, Inc. in 1984, Mr. Winstead served in a variety of materials management and sales positions at several companies, including Ortho Instruments and Worthington Diagnostics. Mr. Winstead holds a B.S. from Delta State University.

Other Executive Officers

     Richard J. Klein (40) has been the Vice President, Finance and Chief Financial Officer of the Company since March 2000. From 1996 to March 2000, Mr. Klein was the Director of Finance for the Company. Prior to joining the Company, Mr. Klein held various financial management positions at ATL Ultrasound, a leading worldwide developer of diagnostic ultrasound medical equipment, from 1988 to 1996. From 1984 to 1988, Mr. Klein was with KPMG Peat Marwick, an international public accounting firm. Mr. Klein received a B.S. in business administration from Washington State University. He is a Certified Public Accountant and a member of Financial Executives International.

     Nagesh Palepu, Ph.D. (52) has been the Senior Vice President and Chief Science and Technology Officer of the Company since June 2001. Prior to joining the Company, Dr. Palepu was Senior Vice President of Research and Development at Geneva Pharmaceuticals, a division of Novartis. Prior to joining Geneva Pharmaceuticals, Dr. Palepu held senior positions directing research and development at leading pharmaceuticals companies including SmithKline Beecham Pharmaceuticals, Adria Laboratories, a division of Pharmacia Upjohn, and Bristol-Myers. He received a master’s degree in chemistry from the Indian Institute of Technology, Bombay, India, and a Ph.D. from the University of Iowa. Dr. Palepu has published several papers on drug delivery technologies, holds numerous formulation/process patents and has been responsible for the development of over 30 therapeutic compounds from the discovery stage to market approval.

     Gordon Brandt, M.D. (42) has been the Vice President, Clinical and Regulatory Affairs of the Company since October 2000. From 1997 to 2000, Dr. Brandt was the Vice President of Clinical Affairs of the Company. Prior to joining the Company in 1997, he was Senior Product Marketing Manager for Siemens Ultrasound from 1995 to 1997. Dr. Brandt has also held various management positions at Diasonics and Toshiba America Medical

Systems. He received a B.S. in electronics science from Yale University and an M.D. from the University of California at San Francisco.

Board Meetings and Attendance

     The Board of Directors of the Company held seven (7) meetings during the fiscal year ended December 31, 2001. Each incumbent director attended at least seventy-five percent (75%) of all meetings of the Board and meetings of all committees of the Board on which he served, except Dr. Henney who attended four of the seven board meetings. There are no family relationships among any of the directors or executive officers of the Company.

Committees of the Board of Directors

     The Board of Directors has an Audit Committee and a Compensation Committee. The Audit Committee is presently comprised of the four (4) independent directors of the Company. The members of the Audit Committee are Robert E. Ivy, Christopher S. Henney, Ph.D., D.Sc, George W. Dunbar, Jr. and Dwight Winstead. For the fiscal year ended December 31, 2001, the Audit Committee included three (3) members, Mssrs. Ivy, Henney and Dunbar. The Audit Committee is authorized to handle all matters which it deems appropriate regarding the Company’s independent accountants and to otherwise communicate and act upon matters relating to the review and audit of the Company’s books and records, including the scope of the annual audit and the accounting methods and systems to be utilized by the Company. In addition, the Audit Committee also makes recommendations to the Board of Directors with respect to the selection of the Company’s independent accountants. The Audit Committee held four (4) meetings during the fiscal year ended December 31, 2001.

     The Compensation Committee is presently comprised of two (2) directors selected by the Board of Directors of the Company. The members of the Compensation Committee are Dwight Winstead and George W. Dunbar, Jr. The functions of the Compensation Committee include advising the Board of Directors on officer and employee compensation. The Board of Directors, based on input from the Compensation Committee, establishes the annual compensation for the Company’s officers. The Compensation Committee held two (2) meetings during the fiscal year ended December 31, 2001.

     The Board of Directors does not have a nominating committee. Instead, the Board of Directors, as a whole, identifies and screens candidates for membership on the Company’s Board of Directors.

Executive Compensation

     The following table sets forth information regarding compensation received for the fiscal year ended December 31, 2001, and during the preceding two fiscal years, by the Chief Executive Officer, Chief Financial Officer, the Chief Science and Technology Officer, and the Vice President, Clinical and Regulatory Affairs (collectively the “Named Executive Officers”):

Summary Compensation Table

					Long Term
					Compensation -
		Annual Compensation			Securities
					Underlying Stock	All Other
Name and Position	Year	Salary	Bonus(3)	Total	Options(#)	Compensation

Michael A. Martino(1)	2001	$250,000	$426,500	$676,500	93,404	$—
President, Chief	2000	$250,000	—	$250,000	174,940	—
Executive Officer and	1999	$250,000	—	$250,000	—	—
Director

Richard J. Klein(1)	2001	$150,000	$194,500	$344,500	30,974	$—
Vice President, Finance and	2000	$146,000	—	$146,000	25,000	—
Chief Financial Officer	1999	$120,000	15,000	$135,000	6,000	—

Nagesh Palepu, Ph.D.(1)(2)	2001	$97,112	$71,750	$168,162	162,653	$121,978
Senior Vice President, Chief Science and Technology Officer

Gordon Brandt, M.D.(1)	2001	$155,000	$188,000	$343,000	20,235	$—
Vice President, Clinical and	2000	$155,000	—	$155,000	42,072	—
Regulatory Affairs	1999	$155,000	—	$155,000	6,940	—

(1)	Effective January 1, 2002, the annual salaries for Mssrs. Martino, Klein, Palepu and Brandt are $275,000, $180,000, $215,000, and $170,500, respectively.

(2)	Dr. Palepu joined the Company in June 2001 at an annual salary of $205,000. Other compensation in 2001 represents relocation reimbursements.

(3)	The 2001 bonus amounts consist of performance bonuses accrued in 2001 and paid in March 2002 under the Company’s incentive compensation plan for Mssrs. Martino, Klein, Palepu and Brandt of $112,500, $37,500, $71,750, and $31,000, respectively, and a special performance award paid in September 2001 for Mssrs. Martino, Klein and Brandt of $314,000, $157,000, and $157,000, respectively, in recognition of the successful implementation to date of the Company’s revised business plan. Mssrs. Martino, Klein, and Brandt elected to use the proceeds of these awards to repay the Company outstanding promissory notes pursuant to Stock Purchase Agreements entered into in 2000. See “Certain Relationships and Transactions” and “Report of the Compensation Committee”.

Option/SAR Grants in Last Fiscal Year

					Potential Realizable
		% of Total			Value at Assumed
	Number of	Options			Annual Rates of Stock
	Securities	Granted to			Price Appreciation
	Underlying	Employees in	Exercise or		for Option Term(3)
	Options	Fiscal	Base Price
Name	Granted	Year(1)	($/Share)	Expiration Date(2)	5%	10%

Michael A. Martino	93,404	18.5%	$8.08	12/31/11	$474,629	$1,202,804

Richard J. Klein	30,974	6.1%	$8.08	12/31/11	$157,393	$398,866

Nagesh Palepu	100,000	19.8%	$3.31	6/26/11	$208,164	$527,529
	62,653	12.4%	$8.08	12/31/11	$318,369	$806,810

Gordon Brandt	20,235	4.0%	$8.08	12/31/11	$102,824	$260,575

(1)	Options to purchase an aggregate of 504,364 shares of Common Stock were granted to employees, including the Named Executive Officers, during the year ended December 31, 2001.

(2)	Options granted have a term of 10 years, subject to earlier termination in certain events.

(3)	In accordance with the rules and regulations of the Securities and Exchange Commission, such gains are based on assumed rates of annual compound stock appreciation of 5% and 10% from the date on which the options were granted over the full term of the options. The rates do not represent the Company’s estimate or projection of future Common Stock prices, and no assurance can be given that the rates of annual compound stock appreciation assumed will be achieved.

Aggregate Option/SAR Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

			Number of Securities Underlying		Value of Unexercised in-the-Money
			Unexercised Options at Fiscal		Options at Fiscal
	Shares		Year-End		Year-End(1)
	Acquired	Value
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Michael A. Martino	—	—	270,926	197,418	$441,652	$188,224
Richard J. Klein	—	—	39,078	46,996	$83,100	$142,733
Nagesh Palepu	—	—	—	162,653	$—	$477,000
Gordon Brandt	—	—	58,161	38,561	$77,735	$36,068

(1)	Market value of underlying securities at year-end minus the exercise price of “in-the-money” options. The closing sale price for the Company’s Common Stock as of December 31, 2001 on the Nasdaq National Market was $8.08 per share.

Director’s Fees

     During 2001, the Company’s non-employee directors received cash compensation in the amount of $3,750 per quarter for service on the Company’s Board of Directors. All directors may be reimbursed for certain expenses incurred for meetings of the Board of Directors which they attended.

     The Company adopted a Stock Option Plan for Directors in May 1995. Under the Directors’ Plan until its expiration in May 2000, continuing directors received an option grant covering 5,000 shares upon re-election at the Company’s Annual Meeting of Stockholders. In addition, the Company’s directors received an option grant in December 2001 covering 50,000 shares under the Company’s 1991 Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Plan. The exercise price of option grants to directors is equal to the fair market value of the Company’s Common Stock at the time of grant and generally the options are fully vested upon grant.

Change-in-Control Agreements

     The Company has entered into Change-in-Control Agreements with Mr. Martino in July 2001, Mr. Palepu in June 2001, and Mssrs. Klein and Brandt in October 2000. The Agreements provide that upon termination of employment within 12 months following a Change of Control, as defined in the Agreements, either voluntarily for good reason or involuntarily without cause, the Company will pay the employee accrued and unpaid base salary, declared and unpaid incentive compensation and a severance payment equal the employee’s highest annual base salary in effect within 12 months of termination multiplied by 2.99 for Mr. Martino and 1.00 for Mssrs. Klein, Palepu and Brandt. Each of the Agreements has a maximum term of three years.

Certain Relationships and Transactions

     In October 2000, Mr. Martino purchased 200,000 shares of Common Stock of the Company for $175,000 and Mssrs. Klein and Brandt each purchased 100,000 shares of Common Stock of the Company for $87,500. The shares were purchased under the Company’s 1991 Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan and Mssrs. Martino, Klein and Brandt paid the purchase price of the Common Stock by delivering full recourse promissory notes to the Company. The purchase price was based on the closing price of the Company’s Common Stock as reported by Nasdaq on the date of purchase. In September 2001, each of the officers repaid to the Company the outstanding promissory notes plus accrued interest.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Based solely upon its review of the copies of reports furnished to the Company, or written representations from directors, officers and persons holding ten percent (10%) or more of the Company’s Common Stock, the Company believes that all filing requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended, applicable to its directors, officers and any persons holding ten percent (10%) or more of the Company’s Common Stock were made with respect to the Company’s fiscal year ended December 31, 2001.

Security Ownership of Management and Certain Beneficial Owners

     Set forth below is certain information as of the Record Date regarding the beneficial ownership of the Company’s Common Stock by (i) any person who was known by the Company to own more than five percent (5%) of the voting securities of the Company, (ii) all directors and nominees, (iii) each of the Named Executive Officers identified in the Summary Compensation Table, and (iv) all current directors and executive officers as a group.

	Amount and Nature of
Beneficial Owners	Beneficial Ownership(1)	Percent of Class(1)

Steven C. Quay, M.D., Ph.D(2)	2,001,607	13.9%

S.A.C. Capital Associates, LLC(3)	1,325,702	9.6%
S.A.C. Healthco Fund, LLC 777 Long Ridge Road Stamford, Connecticut 06902

Joseph Edelman(4)	1,055,901	7.7%
Perceptive Life Sciences Master Fund Ltd c/o First New York Securities 850 Third Avenue, 8th Floor New York, New York 10022

Executive Officers and Directors:
Michael A. Martino(5)	508,036	3.6%
Richard J. Klein(6)	145,523	1.1%
Nagesh Palepu	14,294	*
Gordon Brandt(7)	163,863	1.2%
George W. Dunbar, Jr.(8)	79,133	*
Christopher S. Henney, Ph.D., D.Sc.(9)	72,633	*
Robert E. Ivy(10)	74,333	*
Dwight Winstead(11)	87,633	*

All current executive officers and directors as a group (8 persons)(12)	1,145,448	8.0%

*	Less than 1%

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options and warrants currently exercisable, or exercisable within 60 days of the Record Date, are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2)	Includes 763,131 shares subject to stock options exercisable within 60 days of the Record Date.

(3)	Includes 662,851 shares, 110,475 of which are issuable upon exercise of currently exercisable warrants, held by S.A.C. Capital Associates, LLC (“Associates”) and 662,851 shares, 110,475 of which are issuable upon exercise of currently exercisable warrants, held by S.A.C. Healthco Fund, LLC (“Healthco”). S.A.C. Capital Advisors, LLC (“Advisors”) and S.A.C. Capital Management, LLC (“Management”) share voting and investment power with respect to shares held by Associates and Healthco. Steven A. Cohen is the managing member of Advisors and the owner of Management. Mr. Cohen disclaims beneficial ownership of the shares held by Associates and Healthco.

(4)	Includes shares held by Mr. Edelman and Perceptive Life Sciences Master Fund Ltd. Mr. Edelman is the managing member of Perceptive Advisors LLC, which is the investment manager of Perceptive Life Sciences Master Fund Ltd. Mr. Edelman has the sole voting and investment power with respect to all shares.

(5)	Includes 300,894 shares subject to options exercisable within 60 days of the Record Date.

(6)	Includes 42,530 shares subject to options exercisable within 60 days of the Record Date.

(7)	Includes 62,439 shares subject to options exercisable within 60 days of the Record Date.

(8)	Includes 77,633 shares subject to options exercisable within 60 days of the Record Date.

(9)	Includes 72,633 shares subject to options exercisable within 60 days of the Record Date.

(10)	Includes 72,633 shares subject to options exercisable within 60 days of the Record Date.

(11)	Includes 87,633 shares subject to options exercisable within 60 days of the Record Date.

(12)	Includes directors’ and executive officers’ shares listed above.

REPORT OF THE COMPENSATION COMMITTEE

     The following is the report of the Compensation Committee with respect to the executive compensation policies established and recommended to the Board of Directors for the fiscal year ended December 31, 2001. The Compensation Committee recommends for approval by the Board of Directors the annual salary, bonus and other benefits, including incentive compensation awards, of the Company’s senior management and recommends new employee benefit plans and changes to existing plans. The Compensation Committee met two (2) times in 2001 and is comprised of directors who are not officers or employees of the Company.

Compensation Policies and Objectives

     The Company’s executive compensation policy is designed to attract and retain exceptional executives by offering compensation for superior performance that is highly competitive with other organizations in the industry. The Compensation Committee measures executive performance on an individual and corporate basis. There are three components to the Company’s executive compensation program, and each is consistent with the stated philosophy as follows:

•	Base Salary. Base salaries for executives and other key employees are determined by individual performance, position in salary range and general economic conditions. For base pay, all executives are evaluated and placed in appropriate salary grades. Salary range levels are reviewed on an annual basis to ensure competitiveness with a peer group of companies. In recommending salaries for executive officers, the Compensation Committee (i) reviews the historical performance of the executives, and (ii) reviews specific information provided by a compensation consulting firm with respect to the competitiveness of salaries paid to the Company’s executives.

•	Annual Bonus. Annual bonuses for executives and other key employees are tied to the Company’s operating and financial performance as well as individual performance, and can be paid in cash, stock or stock options. The purpose of annual bonuses is to reward executives for achievements of corporate, financial and operational goals. When certain objective and subjective performance goals are not met, annual bonuses would be reduced or not paid.

•	Long-Term Incentives. The purpose of these plans is to create an opportunity for executives and other key employees to share in the enhancement of stockholder value through stock options or restricted stock. The overall goal of this component of pay is to create a strong link between the management of the Company and its stockholders through management stock ownership and the achievement of specific corporate goals that result in the appreciation of Company share price.

Fiscal Year 2001 Compensation

     Mr. Martino’s salary in 2001 was $250,000 and he earned an accrued bonus of $112,500 under the Company’s incentive compensation plan for the accomplishment of certain corporate and individual performance goals. The earned bonus will be paid in March 2002. In addition, Mssrs. Martino, Klein and Brandt were provided a special award in September 2001 of $314,000, $157,000 and $157,000, respectively. These special awards were in recognition of the extraordinary efforts and services rendered by each officer in connection with the implementation of the Company’s revised business plan including the initiation of the Phase 1 clinical study with the Company’s lead product, the successful completion of a private equity financing and the assignment of certain intellectual property rights of the Company’s prior technology, which together resulted in cash proceeds to the Company of approximately $11 million. Mssrs. Martino, Klein and Brandt elected to use the proceeds of these awards to repay the Company the outstanding principal plus accrued interest under certain promissory notes entered into pursuant to Stock Purchase Agreements for the purchase of the Company’s Common Stock.

     The Company is required to disclose its policy regarding qualifying executive compensation deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended, which provides that, for purposes of the regular income tax and the alternative minimum tax, the otherwise allowable deduction for compensation paid or accrued with respect to a covered employee of a public corporation is limited to no more than $1 million per year. It is not expected that the compensation to be paid to the Company’s executive officers will exceed the $1 million limit per officer. The Company’s stock option plans are structured so that any compensation deemed paid to an executive officer when he exercises an outstanding option under the plans, with an exercise price equal to the fair market value of the option shares on the grant date, will qualify as performance-based compensation that will not be subject to the $1 million limitation.

COMPENSATION COMMITTEE

George Dunbar Dwight Winstead

REPORT OF THE AUDIT COMMITTEE

     The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the year ended December 31, 2001.

     The Audit Committee has reviewed and discussed the Company’s audited financial statements with management and Ernst & Young LLP, the Company’s independent accountants. The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees. The Audit Committee has also discussed with and received written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board No. 1, which relates to the accountants independence from the Company.

     The Audit Committee has also considered whether the services and fees of Ernst & Young LLP other than those rendered in connection with the annual audit and quarterly interim reviews of the Company’s financial statements are compatible with maintaining the independence of Ernst & Young LLP. The services and fees of Ernst & Young LLP for 2001 were:

•	Audit Fees (annual audit and quarterly reviews) — $75,350

•	Financial Information Systems Design and Implementation Fees — $0

•	All Other Fees (primarily tax compliance and SEC filings) — $37,649

     Each of the members of the Audit Committee qualifies as an “independent” director under the current listing standards of the National Association of Securities Dealers. The Company’s Board of Directors have adopted a written charter for its Audit Committee, a copy of which has been filed with the Securities and Exchange Commission.

     Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2001.

AUDIT COMMITTEE

George Dunbar Christopher Henney Robert Ivy

     Notwithstanding anything to the contrary set forth in the Company’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, the foregoing Compensation Committee Report, Audit Committee Report and the following Stock Performance Graph shall not be incorporated by reference into any such filings.

STOCK PERFORMANCE GRAPH

     Set forth below is a line graph comparing the cumulative stockholder return on the Company’s Common Stock with the cumulative total return of the Nasdaq Pharmaceutical Index and the Nasdaq Stock Market — U.S. Index for the five year period that commenced December 31, 1996 and ended on December 31, 2001.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG SONUS PHARMACEUTICALS, INC.,
THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE NASDAQ PHARMACEUTICAL INDEX

	Cumulative Total Return

	12/96	12/97	12/98	12/99	12/00	12/01

SONUS PHARMACEUTICALS, INC.	100.00	111.34	22.69	8.40	2.10	27.16

NASDAQ STOCK MARKET (U.S.)	100.00	122.48	172.68	320.89	193.01	153.15

NASDAQ PHARMACEUTICAL	100.00	103.05	130.81	246.64	307.65	262.17

* $100 Invested on 12/31/96 in stock or index-
including reinvestment of dividends.
Fiscal year ending December 31.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected Ernst & Young LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 2002, and recommends that stockholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

     Ernst & Young LLP has audited the Company’s financial statements annually since inception of the Company. Its representatives are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

STOCKHOLDER PROPOSALS

     Any stockholder desiring to submit a proposal for action at the 2003 Annual Meeting of Stockholders and presentation in the Company’s Proxy Statement with respect to such meeting should arrange for such proposal to be delivered to the Company at its principal place of business no later than November 8, 2002 in order to be considered for inclusion in the Company’s proxy statement relating to that meeting. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities Exchange Act of 1934, Rules and Regulations of the Securities and Exchange Commission and other laws and regulations to which interested persons should refer. The Company anticipates that its next annual meeting will be held in April 2003.

     Proxies submitted to the Company will confer discretionary authority to vote on matters proposed by stockholders if a proponent of a proposal fails to notify the Company at least 45 days prior to the anniversary of mailing of the prior year’s proxy statement, without any discussion of the matter in the proxy statement. With respect to the Company’s 2003 Annual Meeting of Stockholders, if the Company has not been provided with notice of a stockholder proposal by January 23, 2003, the Company will be allowed to use is voting authority as described above.

OTHER MATTERS

     Management is not aware of any other matters to come before the meeting. If any other matter not mentioned in this Proxy Statement is brought before the meeting, the proxy holders named in the enclosed Proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

By Order of the Board of Directors

Michael A. Martino President and Chief Executive Officer

March 11, 2002

     The Annual Report to Stockholders of the Company for the fiscal year ended December 31, 2001 is being mailed concurrently with this Proxy Statement to all stockholders of record as of March 1, 2002. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

     COPIES OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 2001 WILL BE PROVIDED TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO INVESTOR RELATIONS, SONUS PHARMACEUTICALS, INC., 22026 20TH AVENUE S.E., BOTHELL, WASHINGTON 98021.

PROXY	SONUS PHARMACEUTICALS, INC. Proxy Solicited by the Board of Directors Annual Meeting of Stockholders — April 23, 2002

     The undersigned hereby nominates, constitutes and appoints Michael A. Martino and Richard J. Klein, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of SONUS PHARMACEUTICALS, INC. which the undersigned is entitled to represent and vote at the Annual Meeting of Stockholders of the Company to be held at the Washington Athletic Club, 1325 Sixth Avenue, Seattle, Washington, on April 23, 2002 at 9:00 A.M., and at any and all adjournments or postponements thereof, as fully as if the undersigned were present and voting at the meeting, as follows:

THE DIRECTORS RECOMMEND A VOTE “FOR” ITEMS 1 AND 2

1.	Election of Directors

[ ]	FOR all nominees listed below (except as marked to the contrary below)	[ ]	WITHHOLD AUTHORITY to vote for all nominees listed below

Election of the following nominees as directors:
Michael A. Martino, George W. Dunbar, Jr., Christopher S. Henney, Ph.D., D.Sc.,
Robert E. Ivy and Dwight Winstead

(Instructions: To withhold authority to vote for any nominee, print that nominee’s name in the space provided below.)

2.	Ratification of Ernst & Young LLP as independent auditors

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

3.	In their discretion, on such other business as may properly come before the meeting or any adjournment thereof.

IMPORTANT—PLEASE SIGN AND DATE ON OTHER SIDE AND RETURN PROMPTLY

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED “FOR” THE ELECTION OF THE DIRECTORS NAMED ON THE REVERSE SIDE OF THIS PROXY AND “FOR” RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS. THIS PROXY CONFERS DISCRETIONARY AUTHORITY TO CUMULATE VOTES FOR ANY AND ALL OF THE NOMINEES FOR ELECTION OF DIRECTORS FOR WHICH AUTHORITY TO VOTE HAS NOT BEEN WITHHELD.

Date _________________, 2002

____________________________ (Signature of stockholder)

Please sign your name exactly as it appears hereon. Executors, administrators, guardians, officers of corporations and others signing in a fiduciary capacity should state their full titles as such.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN
AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.